UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 14, 2015

MONTPELIER RE HOLDINGS LTD.

(Exact Name of Registrant as Specified in Its Charter)

Bermuda	001-31468	98-0428969
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

Montpelier House

94 Pitts Bay Road

Pembroke HM 08

Bermuda

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (441) 296-5550

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On May 14, 2015, Blue Capital Global Reinsurance Fund Limited (“BCGR”) closed on an amended 364-day credit agreement (the “Amended Credit Agreement”) with Barclays Bank PLC which, consistent with its existing and expiring 364-day credit agreement (the “Credit Agreement”), will allow it to borrow up to $20.0 million on a revolving basis for working capital purposes.

Montpelier Re Holdings Ltd. (the “Company”) currently owns 25.1% of BCGR’s outstanding ordinary shares and, pursuant to an existing guarantee agreement, serves as a guarantor of BCGR’s obligations for the Amended Credit Agreement and is entitled to receive an annual guarantee fee from BCGR equal to 0.125% of the facility’s total capacity.

Like the Credit Agreement, the Amended Credit Agreement contains covenants that limit BCGR’s and, to a lesser extent, the Company’s ability, among other things, to grant liens on its assets, sell assets, merge or consolidate, incur debt and enter into certain transactions with affiliates. The covenants associated with the Amended Credit Agreement do, however, permit the agreement to survive the planned merger of the Company and Endurance Specialty Holdings Ltd.

If BCGR or the Company fails to comply with any of these covenants, the issuer of the Amended Credit Agreement could revoke the facility and exercise remedies against BCGR or the Company.

The foregoing description of the Amended Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

Exhibit No.	Description of Exhibit

10.1	Consent and First Amendment to Credit Agreement, dated as of May 14, 2015, among BCGR, the Company (as the Guarantor) and Barclays Bank PLC (as the Lender).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Montpelier Re Holdings Ltd.
(Registrant)

May 15, 2015	By:	/s/ Jonathan B. Kim
Date	Name:	Jonathan B. Kim
	Title:	General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

10.1	Consent and First Amendment to Credit Agreement, dated as of May 14, 2015, among BCGR, the Company (as the Guarantor) and Barclays Bank PLC (as the Lender).